EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Registration Statement of Northern States Power Company (a Wisconsin corporation and wholly-owned subsidiary of Xcel Energy, Inc.) and subsidiaries on Form S-4, of our report dated February 24, 2003 (which report expresses an unqualified opinion), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
January 20, 2004